SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549



                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 26, 1998


                                LabOne, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                   0-15975                   48-0952323
     --------------------          -----------                -------------
(State or other jurisdiction       (Commission             (I. R. S. Employer
       of incorporation            File Number)            Identification No.)



             10310 W. 84th Terrace, Lenexa, KS                  66214
          ----------------------------------------             -------
          (Address of principal executive offices)           (Zip Code)



      Registrant's telephone number, including area code:    913-888-1770



















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Item 5.   Other Events

LabOne, Inc. reported a net loss of $2.4 million for the fourth quarter 1997, which includes a one-time, non-cash, pre-tax write off of $6.6 million related to the anticipated sale of its current facilities. Construction of the Company's new facility is currently underway with completion scheduled for early 1999. The net loss of $2.4 million or $0.18 per share compared to net earnings of $1.0 million or $0.08 per share for the fourth quarter 1996. Excluding the one-time write off, LabOne would have reported net earnings of $1.6 million or $0.12 per share for the fourth quarter.

Additionally, LabOne announced that BlueCross BlueShield of Tennessee has selected LabOne to provide routine outpatient laboratory testing services for BlueCare members throughout Tennessee. Approximately 425,000 BlueCare members will be covered by the program. BlueCare is BlueCross BlueShield of Tennessee's plan for Tenncare participants.








                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     LabOne, Inc.


Date:  January 26, 1998                  By  /s/  Kurt E. Gruenbacher
                                             ----------------------------
                                                  Kurt E. Gruenbacher
                                                  V.P. Finance, C.A.O. and
                                                  Treasurer


Date:  January 26, 1998                  By  /s/  Robert D. Thompson
                                             ----------------------------
                                                  Robert D. Thompson
                                                  Executive V.P. Finance and
                                                  Chief Financial Officer












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